SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  29549


Form 8-K


CURRENT REPORT



Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934


Date of Report:	September 7, 1995

Date of earliest
event reported:	September 7, 1995



THE TITAN CORPORATION
(Exact name of registrant as specified in its charter)



Delaware				95-2588754
(State or other jurisdiction of		(I.R.S. Employer
incorporation of organization)		Identification No.)


3033 Science Park Road
San Diego, California				92121
(Address of principal executive offices)	(Zip Code)

(619) 552-9500
(Registrant's telephone number)


Item 5.	Other Events

On August 17, 1995 the Board of Directors of The Titan
Corporation (the "Company") declared a dividend of one Right for each share of common stock, $.01 par value (the "Common Shares"), of the Company outstanding at the close of business on September 7, 1995 (the "Record Date"). Each Right entitles the registered holder to purchase from the Company one one-hundredth of a Series A Junior Participating Preferred Stock, par value $1.00 per share (the "Preferred Shares") at a price of $42.00 per one one-hundredth of a Preferred Share (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between the Company and American Stock Transfer and Trust Company as Rights Agent (the "Rights Agent").

Until the earlier to occur of (i) ten (10) days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the Common Shares or
(ii) ten (10) days following the commencement or announcement of an intention to make a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 15% or more of the Common Shares (the earlier of (i) or (ii) being called the "Distribution Date"), the Rights will be evidenced, with respect to any of the Common Share certificates outstanding as of the Record Date, by such Common Share certificate with a copy of this Summary of Rights attached thereto.

The Rights Agreement provides that the Board of Directors, with the concurrence of a majority of the Continuing Directors (as defined below), may postpone the Distribution Date and that, until the Distribution Date, the Rights will be transferred with and only with the Common Shares. Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Share certificates issued after the close of business on the Record Date upon transfer or new issuance of the Common Shares will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for Common Shares, even without a copy of this Summary or Rights attached thereto, will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

The Rights are not exercisable until the Distribution Date.
The Rights will expire on August 17, 2005 subject to the Company's right to extend such date (the "Final Expiration Date"), unless earlier redeemed or exchanged by the Company or terminated.

The Purchase Price payable, and the number of Preferred
Shares or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution
(i) in the event of a stock dividend on, or a subdivision, combination or reclassification of the Preferred Shares, (ii) upon the grant to holders of the Preferred Shares of certain rights or warrants to subscribe for or purchase Preferred Shares at a price, or securities convertible into Preferred Shares with a conversion price less than the current market price of the Preferred Shares or (iii) upon the distribution to holders of the Preferred Shares of evidences of indebtedness, securities or assets (excluding regular periodic cash dividends at a rate not in excess of 125% of the rate of the last cash dividend theretofore paid or, in the case regular periodic cash dividends have not theretofore been paid, at a rate not in excess of 50% of the average net income per share of the four quarters ended immediately prior to the payment of such dividend, or dividends payable in Preferred Shares) or of subscription rights or warrants (other than those referred to above)

The number of outstanding Rights and the number of one one-hundredths of a Preferred Share issuable upon exercise of each Right are also subject to adjustment in the event of a stock split of the Common Shares or a stock dividend on the Common Shares payable in Common Shares or subdivisions, consolidations or combinations of the Common Shares occurring, in any such case, prior to the Distribution Date.

Preferred Shares purchasable upon exercise of the Rights will not be redeemable. Each Preferred Share will be entitled to a minimum preferential quarterly dividend payment of $1 per share but will be entitled to an aggregate dividend of 100 times the dividend declared per Common Share. In the event of liquidation, the holders of the Preferred Shares will be entitled to a minimum preferential liquidation payment of $100 per share but will be entitled to an aggregate payment of 100 times the payment made per Common Share. Each Preferred Share will have 100 votes, voting together with the Common Shares. Finally, in the event of any merger, consolidation, or other transaction in which Common Shares are exchanged, each Preferred Share will be entitled to receive 100 times the amount received per Common Share. These rights are protected by customary antidilution provisions.

Because of the nature of the Preferred Shares dividend, liquidation and voting rights, the value of the one one-hundredth interest in a Preferred Share purchasable upon exercise of each Right should approximate the value of one Common Share.

In the event that a Person becomes an Acquiring Person
(except pursuant to certain cash offers for all outstanding Common Shares approved by the Board) or if the Company were the surviving corporation in a merger with an Acquiring Person or any affiliate or associate of an Acquiring Person and the Common Shares were not changed or exchanged, each holder of a Right, other than Rights that are or were acquired or beneficially owned by the 15% stockholder (which Rights will thereafter be void), will thereafter have the right to receive upon exercise that number of Common Shares having a market value of two times the exercise price of the Right. With the certain exceptions, in the event that the Company were acquired in a merger or other business combination transaction or more than 50% of its assets or earning power were sold, proper provision shall be made so that each holder of a Right shall thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction would have a market value of two times the exercise price of the Right.

At any time after a Person becomes an Acquiring Person and prior to the acquisition by such Acquiring Person of 50% or more of the outstanding Common Shares, the Board of Directors may cause the Company to acquire the Rights (other than Rights owned by an Acquiring Person which have become void), in whole or in part, in exchange for that number of Common Shares having an aggregate value equal to the Spread (the excess of the value of the Common Shares issuable upon exercise of a Right after a Person becomes an Acquiring Person over the Purchase Price) per Right (subject to adjustment).

No adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional shares will be issued (other than fractions which are integral multiples of one one-hundredth of a Preferred Share which may, at the election of the Company, be evidenced by depositary receipts) and in lieu thereof, a payment in cash will be made based on the market price of the Preferred Shares on the last trading date prior to the date of exercise.

The Rights may be redeemed in whole, but not in part, at a price of $0.01 per Right (the "Redemption Price") by the Board of Directors at any time until ten (10) days following the public announcement that a Person has become an Acquiring Person. The Board of Directors, with the concurrence of a majority of the Continuing Directors, may extend the period during which the Rights are redeemable beyond the ten (10) days following the public announcement that a Person has become an Acquiring Person. Under certain circumstances set forth in the Rights Agreement, the decision to redeem shall require the concurrence of a majority of the Continuing Directors (as defined below). Immediately upon the action of the Board of Directors of the Company electing to redeem the Rights, the Company shall make announcement thereof, and upon such election, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

The term "Continuing Directors" means any member of the Board of Directors of the Company who was a member of the Board prior to the time that any Person becomes an Acquiring Person, and any person who is subsequently elected to the Board if such person is recommended or approved by a majority of the Continuing Directors. Continuing
Directors do not include an Acquiring Person, or an affiliate or associate of an Acquiring Person, or any representative of the foregoing.

Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company beyond those as an existing stockholder, including, without limitation, the right to vote or to receive dividends.

Any of the provisions of the Rights Agreement may be amended by the Board of Directors of the Company prior to the Distribution Date. After the Distribution Date, the Company and the Rights Agent may amend or supplement the Rights Agreement without the approval of any holder of Right Certificates to cure any ambiguity, to correct or supplement any provision contained therein which may be defective or inconsistent with any other provisions therein, to shorten or lengthen any time period under the Rights Agreement relating to when the Rights may be redeemed (so long as, under certain circumstances, a majority of Continuing Directors approve such shortening or lengthening) or so long as the interests of the holder of Rights Certificates (other than an Acquiring Person or an affiliate or associate of an Acquiring Person) are not adversely affected thereby, and to make any other provisions in regard to matters or questions arising thereunder which the Company and the Rights Agent may deem necessary or desirable, including but not limited to extending the Final Expiration Date. The Company may at any time prior to such time as any Person becomes an Acquiring Person amend the Rights Agreement to lower the thresholds described above to not less than the greater of (i) any percentage greater than the largest percentage of the outstanding Common Shares then known by the Company to beneficially owned by any person or group of affiliated or associated persons and (ii) 10%




Item 7.	Exhibits

1.	Rights Agreement, dated as of August 21, 1995, between
The Titan Corporation and American Stock Transfer and
Trust Company, attached as exhibit 1 to Titan's 8-A filing, effective on September 5, 1995, is hereby incorporated by this reference.

2.	Press Release, dated August 17, 1995.

3.	Letter to the holders of The Titan Corporation Common
Stock, dated September 7, 1995.



SIGNATURE


Pursuant to the requirements of Section 12 of the Securities
Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.


THE TITAN CORPORATION



Dated:	September 7, 1995	By:  	/s/ David A. Hahn
David A. Hahn
Senior Vice President
General Counsel and Secretary


EXHIBIT INDEX

1.	Press Release, dated August 17, 1995.

2.	Letter to the holders of The Titan Corporation Common Stock, dated
September 7, 1995.




Exhibit 1


Press Release

The Titan Corporation Board
Declares Dividend Distribution
of
Preferred Share Purchase Rights

San Diego (August 17, 1995) -- The Board of Directors of The Titan Corporation (NYSE-TTN) today declared a rights dividend designed to protect Titan shareholders in the event of any proposed takeover of the Company. Each right will entitle stockholders to buy one one-hundredth of a share of a new series of junior participating preferred stock at an exercise price of $42. The rights will be exercisable if a person or group acquires 15% or more of Titan common stock or announces a tender offer for 15% or more of the outstanding common stock.

President and Chief Executive Officer Gene W. Ray said, "The rights dividend was declared to help assure that all Titan shareholders receive fair and equal treatment in the event of any proposed takeover of the company and to guard against tactics to gain control of The Titan Corporation without all stockholders benefiting. The rights are not being distributed in response to any specific effort to acquire control of the Company."
If a person acquires 15% or more of Titan's outstanding common stock, each right will entitle its holder to purchase, at the right's exercise price, a number of Titan's common shares having a market value at that time of twice the right's exercise price. Rights held by the 15% holder will become void and will not be exercisable to purchase shares at the bargain purchase price. If Titan is acquired in a merger or other business combination transaction which has not been approved by the Board of Directors, each right will entitle its holder to purchase, at the right's then current exercise price, a number of the acquiring company's common shares having a market value at that time of twice the right's exercise price. The Board will be entitled to redeem the rights at $0.01 per right at any time before the tenth day after a person has acquired 15% or more of the outstanding common stock.
"The rights are intended to enable all Titan shareholders to realize the long-term value of their investment in Titan. They do not prevent a takeover, but should encourage anyone seeking to acquire the Company to negotiate with the Board of Directors prior to attempting a takeover," said Gene W. Ray, President and Chief Executive Officer of The Titan Corporation.
The dividend distribution will be payable to stockholders of record on September 7, 1995. The rights will expire in ten years. The rights distribution is not taxable to shareholders.
The Titan Corporation, headquartered in San Diego, California, designs, manufactures and installs high technology information and electronic systems and products for commercial and government clients.

Contact:  Michelle Mueller,  Vice President of Corporate Communications
(619) 552-9500



Exhibit 2


September 7, 1995



To Our Stockholders:

		On August 17, 1995, The Titan Corporation's Board of Directors adopted a Stockholders Rights Plan that is intended to protect your interests in the event you and Titan are confronted with coercive takeover tactics.

		The Plan provides for a dividend distribution of Rights to purchase shares of Titan Preferred Stock. Under certain circumstances, the Rights could become exercisable to purchase Titan Common Stock, or securities of an acquiring entity, at one half market value. The Rights may be exercised only if certain events occur. You are now the owner of one Right for each share of Titan Common Stock you own. The Plan has been adopted in order to strengthen the ability of the Board to protect your interests.

		We are attaching a summary description that outlines the principal features of the Plan, and we urge you to read the summary carefully. This letter reviews our reasons for issuing the Rights.

		No action by stockholders is required or permitted at this time, and no money should be sent to Titan. The Rights will automatically attach to the shares of Common Stock you hold and will trade with them. Separate Rights certificates will be sent to stockholders only if a person or group acquires 15% or more of Titan's outstanding Common Stock or makes a tender offer for 15% or more of the Common Stock. Titan Common Stock certificates issued after September 7, 1995 will contain a reference to the Rights Plan, but there is no need to send in your certificates to have this reference added.

		The Rights are not being distributed in response to any specific effort to acquire control of the Company. The Rights are designed to protect stockholders in the event of an unsolicited attempt to acquire the Company, including through an accumulation of Common Stock in the open market, a partial, two tier or inadequate tender offer that does not treat all stockholders equally and other abusive takeover tactics which the Board of Directors believes are not in the best interests of stockholders. These tactics unfairly pressure stockholders, squeeze them out of their investment without giving them any real choice and deprive them of the full value of their Common Stock. We consider these Rights to be a valuable means of protecting both your right to retain your equity investment in Titan and the full value of that investment, while not foreclosing a fair acquisition bid for the Company.

		The Rights are not intended to prevent a takeover of Titan and will not do so. They are designed to deal with the possibility of unilateral actions by hostile acquirors that could deprive the Board of Directors and stockholders of Titan of their ability to determine
Titan's destiny and obtain the highest price for their Common Stock.

		Adoption of the Plan should not by itself affect any prospective acquiror who is willing to make an all cash offer at a full and fair price or who is willing to negotiate with Titan's Board of Directors. The Plan certainly will not interfere with a merger or other business combination transaction approved by the Board of Directors.

		Issuance of the Rights does not in any way weaken the financial strength of the Company or interfere with its business plans. The issuance of the Rights has no dilutive effect, will not affect reported earnings per share and is not taxable to the Company or to you. Stockholders may, under certain circumstances, recognize taxable income if the Rights become exercisable.

		Our overriding objective is to continue building value for Titan's stockholders, and we feel that the Plan will assist in that effort.


						Sincerely,

						/s/ Gene W. Ray

						Gene W. Ray
				President and Chief Executive
Officer